UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549





                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 15, 2003



              ADDvantage Technologies Group, Inc.
     (Exact name of Registrant as specified in its charter)




    Oklahoma                1-10799               73-1351610

(State or other           (Commission               (I.R.S.
jurisdiction of               File                 Employer
 incorporation)             Number)             Identification
                                                     No.)


                        1605 E. Iola
                   Broken Arrow, Oklahoma
          (Address of principal executive offices)

                            74012
                         (Zip code)

                       (918) 251-9121
    (Registrant's telephone number, including area code)




Item 7.  Financial Statements And Exhibits

(c)      Exhibits

99.1     Press Release Announcing 2nd Quarter 2003 Financial Results

Item 9.  Regulation FD Disclosure

On May 15, ADDvantage Technologies Group, Inc. issued a press release announcing the financial results for the second quarter of fiscal year 2003. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ADDvantage Technologies Group, Inc.


Dated:  May 15, 2003            By: /s/ Kenneth A. Chymiak
                                ------------------------------
                                Kenneth A. Chymiak, President


                   FD DISCLOSURE SCHEDULE


                  ADDvantage Technologies Group, Inc.
                  Reports Second Quarter 2003 Results

     Broken Arrow, Oklahoma, May 15, 2003--ADDvantage Technologies
Group, Inc. (OTCBB:ADDM) today announced its financial results for the second quarter ended March 31, 2003. Revenues for the second quarter fiscal 2003 rose 46.7% to $8.6 million, as compared to $5.8 million for the second quarter of fiscal 2002. This significant increase was primarily due to the positive results related to marketing our products to the large cable multiple system operators as well as the meaningful distributor relationships our subsidiaries have created with Scientific Atlanta, Motorola and various other manufacturers within the last two years. Net income applicable to Common Stock for the current quarter increased 57.3% to $739,000, or $.07 per share, as compared to $470,000, or $.05 per share in the prior year.
     "We are pleased with our strong results, despite challenging market conditions," said Ken Chymiak, President of ADDvantage Technologies Group.
"Our strategic relationship with Scientific Atlanta, a large inventory of both new and refurbished products, and the over-all aggressive marketing by all of our divisions were the primary drivers of our performance."

ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, LEE CATV Corporation, NCS Industries, ComTech Services, TULSAT-Texas, and TULSAT-Atlanta comprise an organization involved in the sale of new, surplus, re-manufacture, repair and sale of previously owned cable television ("CATV") equipment and the distribution of new equipment for Scientific-Atlanta, Motorola, Quintech, Videotek, Drake, Blonder-Tongue, Standard, and others. For more information, please visit the corporate web site at www.addvantagetech.com or contact the company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.



                     ADDvantage Technologies Group, Inc.
                         Statement of Operations
                                (Unaudited)


                                  Three Months Ended
                                     March 31


                                  2003          2002
Revenues                      $ 8,570,726   $ 5,843,964

Operating Income              $ 1,679,132   $ 1,235,666

Net Income Applicable
  to Common Stock             $   739,409   $   470,144

Net Income Per Share
  of Common Stock
      Basic                   $       .07   $       .05
      Diluted                 $       .07   $       .05

Shares Used in Computing
  Net Income Per Share:
   Basic and Diluted           10,010,414     9,991,716








  For further information:
Company Contact:
Ken Chymiak        (9l8) 25l-2887
David Chymiak      (9l8) 25l-2887
Dee Cooper         (9l8) 25l-9l2l